UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 17, 2006.

                           WINMAX TRADING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

           FLORIDA                     0-29751                    65-0702554
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission              (IRS Employer of
       incorporation)                File Number)            Identification No.)

                           48 Wall Street, 11th Floor
                            New York, New York 10005
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                     (Address of principal executive office)

         Registrant's telephone number, including area code 877-693-3130


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

Winmax Trading Group, Inc. is referred to herein as the "Company," the "Registrant," "us," or "we."

On January 17, 2006, we amended our Articles of Incorporation to set forth the preferences, limitations, rights and terms of our Series A Redeemable Convertible Preferred Stock ("Series A Preferred").

The Articles of Amendment to our Articles of Incorporation set forth the following preferences, limitations, rights, and terms:

Preferences

The Series A Preferred will have priority over all of our other stock previously issued as to rights of payment and distribution, including priority as to dividend or upon liquidation.

Dividends

Series A Preferred stockholders will be entitled to receive annually on the date of conversion on January 7th of each year (beginning in the year 2007) until such Series A Preferred is either converted or redeemed, dividends at the rate of 6% per annum of $70,000.00. All dividends declared upon the Series A Preferred will be declared pro rata per share. At our option, a dividend may be paid in cash or restricted shares of our common stock. If dividends are paid in our common stock, its value will be determined based on the 20-day volume-weighted average of the bid price of our common stock.

Redemption

The Series A Preferred will be redeemed at our option for the purchase price of $70,000 of each Unit plus any accrued and unpaid dividends, upon 30 days prior written notice at any time six months after the Securities and Exchange Commission declares effective the Registration Statement regarding the Series A Preferred and the common stock underlying such Preferred Shares. We may only effect such redemption if from the date of the Notice of Redemption through the Redemption Date: (i) we have duly honored all conversions and redemptions, if any, scheduled to occur or occurring prior to the Redemption Date, and (ii) the registration statement is currently effective for the resale by the Holder of the common shares registered and not subject to any stop order suspending its effectiveness.

Voting

Each issued and outstanding share of the Series A Preferred will be entitled to vote the number of shares each could vote if the shares were fully converted at each stockholders meeting regarding any and all matters presented to our stockholders for their action or consideration (subject to adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series A Preferred). Except as provided by law or by the provisions establishing any other series of preferred stock, Series A Preferred Stockholders and holders of any other outstanding preferred stock, shall vote together with the Common Stock holders as a single class. We will not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred so as to adversely affect that class of stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such affected Series A Preferred Stock.

Conversion

The number of shares of Common Stock a holder of Series A Preferred will be entitled to receive upon conversion will be determined by multiplying the Conversion Rate (as defined in the Certificate of Amendment) by the number of shares of Series A Preferred being converted at any time.

Mandatory Conversion

We may, at any time after January 1, 2006, require that any or all outstanding Series A Preferred be converted into Common Stock if the Common Stock into which the Series A Preferred is convertible is registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by delivery to the Series A Preferred Stockholders, for each share of Series A Preferred converted, the number of shares of Common Stock determined by multiplying the Conversion Price by the number of Series A Preferred shares held. In order to exercise a mandatory conversion, we must provide all Series A Preferred Stockholders notice of the conversion at least 30 days prior to the Conversion Date, such notice to include the number of shares to be converted and instructions for surrender of the certificate or certificates representing the Series A Preferred Stock.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 5.03 is hereby incorporated by reference into this Item 3.03.


Item 9.01 Financial Statements and Exhibits

Exhibit number    Description
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3(i).4            Articles of Amendment to Articles of Incorporation of Winmax
                  Trading Group, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2006

                                         WINMAX TRADING GROUP, INC.
                                         (Registrant)

                                         /s/ Gerald Sklar
                                         ---------------------------------------
                                         Gerald Sklar
                                         President and Chief Executive Officer